Exhibit 99.1

Cerner Reports First Quarter 2021 Results, Updates Guidance, Expands Capital Return Program and Commences CEO Succession

Increased 2021 Earnings Outlook on Strong Margin Expansion
Board Authorizes New $3.75 Billion Share Repurchase Program

Brent Shafer and Board Agree to Begin Search for Company's Next CEO
Shafer Expected to Continue to Serve Until Successor Appointed

KANSAS CITY, Mo. - May 5, 2021 - Cerner Corporation (Nasdaq: CERN) a global healthcare technology company, today announced results for the 2021 first quarter that ended March 31, 2021.

"Cerner's first quarter results reflect a solid start to the year," said Brent Shafer, chairman and CEO. "We are sharpening our focus and moving forward with a renewed sense of urgency in delivering value to our clients and shareholders. These efforts are reflected in Cerner's improved earnings outlook for the year."

"The new repurchase program reflects the Board of Directors' and our entire leadership team's belief in Cerner's long-term potential and emphasizes our ongoing commitment to returning capital to shareholders," said Mark Erceg, executive vice president and chief financial officer. "With our strong balance sheet and anticipated future cash flow, we are well-positioned to continue making investments in growth while also executing a balanced capital allocation strategy."

2021 First Quarter Highlights
•Revenue of $1.388 billion, down 2% compared to $1.412 billion in the first quarter of 2020, primarily due to the impact of divestitures and the pandemic; excluding divestitures, revenue growth over the first quarter of 2020 would have been approximately 2%, still reflecting the impact of the pandemic
•GAAP operating margin of 15.7%, up 310 basis points from 12.6% in the year-ago quarter
•Adjusted Operating Margin (non-GAAP) of 21.4%, up 200 basis points from 19.4% in year-ago quarter
•GAAP diluted EPS of $0.56, up 19% compared to $0.47 in year-ago quarter
•Adjusted Diluted EPS (non-GAAP) of $0.76 up 7% compared to $0.71 in year-ago quarter
•GAAP cash flow from operating activities of $450 million, up 59% compared to $284 million in year-ago quarter
•Free Cash Flow (non-GAAP) of $291 million, up 81% compared to $160 million in the year-ago quarter

Future Period Guidance
Cerner currently expects:
•Second quarter 2021 revenue growth in the high-single digits over the second quarter of 2020
•Full year 2021 revenue growth in the mid-single digits, which replaces the prior dollar range of $5.750 billion to $5.950 billion, but reflects similar growth
•Second quarter 2021 Adjusted Diluted EPS growth of approximately 20% over the second quarter of 2020
•Full year 2021 Adjusted Diluted EPS of more than $3.20, which reflects an increase compared to the prior range of $3.10 to $3.20
•Total 2021 share repurchases of up to $1.5 billion

New Share Repurchase Program
Cerner also announced today that its Board has approved a new share repurchase program, which allows the company to repurchase up to $3.75 billion through Dec. 31, 2023. This new program is incremental to the current repurchase program under which approximately $465 million remains available for repurchases. Cerner plans to repurchase shares opportunistically, subject to market conditions and other factors, including price, and intends to fund the program with cash from operations and debt.

CEO Succession Plan
Cerner also announced today that Brent Shafer and the Board have initiated a process to identify the company's next CEO. The Board has formed a CEO search committee and has retained a leading executive search firm to launch a comprehensive market search. In order to provide a smooth and orderly transition, Mr. Shafer plans to serve as chairman and CEO until the Board has identified and appointed a successor, after which he will serve as a senior advisor for one year.

"Cerner is on the right trajectory, with increased financial guidance based on actions we are taking to improve performance," Mr. Shafer said. "With the support of the entire organization, we have simplified the business while implementing a new operating model to make Cerner more efficient and effective. We have strengthened our senior leadership team, including the recent addition of Mark Erceg as our CFO, and I believe we now have the right team assembled to drive our company forward."

"On behalf of the Board, I want to thank Brent for his leadership, dedication and commitment to advancing client success and the quality of healthcare, particularly with the unprecedented events of the last year," said William Zollars, lead independent director of the Cerner Board. "The Board believes that now is the right time to identify a successor to Brent who will lead Cerner through its next chapter of growth and shareholder value creation."
Mr. Zollars continued, "Because succession planning is one of the Board's most important duties, we are proceeding on a comprehensive process to identify the best chief executive for Cerner. As the Board conducts its search, we are focused on selecting a strong leader with a proven track record of operating successfully while executing a strategy driven by innovation, performance excellence and world-class talent practices."

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the company's results and outlook at 8 a.m. CDT on May 5, 2021. On the call, Cerner will discuss its results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

Information on Non-GAAP Measures and Non-GAAP Guidance
Adjusted Operating Margin, Adjusted Diluted Earnings Per Share and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.

The future period guidance provided above reflects the company's current view that the largest impact from the COVID-19 pandemic has already occurred. While the company expects project and sales activity to continue improving, the COVID-19 pandemic could still cause unexpected impacts on future results. Therefore, the company's forward-looking statements are subject to a higher-than-normal amount of risk.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "outlook", "anticipated", "guidance", "expects", "future", "believe", "position", "plans", "intends", "could", "projected", "potential", "initiatives", "may" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance, our plans to purchase under the new repurchase program and our leadership transition plans. Factors that could cause or contribute to such differences include, but are not limited to the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; potential claims for system errors and warranties or significant costs and reputational harm related to product and service-related liabilities; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; risks inherent with business acquisitions, strategic investments, collaborations and the failure to achieve projected synergies, or divestitures; managing growth in the new markets in which we offer solutions, healthcare devices or services; long sales cycles for our solutions and services; risks related to our dependence on strategic relationships and third party suppliers, including any impact to such supplier's business resulting from the COVID-19 pandemic; risks associated with the loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions or business disruptions or adverse tax consequences associated with restructuring, realignment and costs reduction activities; changing political, economic and regulatory influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, regulations or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; volatility and disruption resulting from global economic or market conditions, including the impact from the COVID-19 pandemic; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the potential for losses resulting from asset impairment charges; potential variations in our sales forecasts compared to actual sales; risks that our revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; variations in our quarterly operating results; and risks associated with fluctuations in foreign currency exchange rates. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Cerner Contacts
Investor: Allan Kells, (816) 201-2445, akells@cerner.com
Media: Misti Preston, (816) 299-2037, misti.preston@cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2021 and March 31, 2020
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2021	2020

Revenues	$1,387,778	$1,411,741
Costs of revenue	230,656	254,416

Margin	1,157,122	1,157,325

Operating expenses
Sales and client service	622,176	636,649
Software development	192,327	185,320
General and administrative	112,365	139,852
Amortization of acquisition-related intangibles	12,196	17,128
Total operating expenses	939,064	978,949

Operating earnings	218,058	178,376

Other income, net	1,206	5,595

Earnings before income taxes	219,264	183,971
Income taxes	(47,012)	(36,812)

Net earnings	$172,252	$147,159

Basic earnings per share	$0.57	$0.48

Basic weighted average shares outstanding	304,731	309,657

Diluted earnings per share	$0.56	$0.47

Diluted weighted average shares outstanding	308,031	312,240

Note 1: Our revenues by business model for the three months ended March 31, 2021 and March 31, 2020 were as follows:

(In thousands)	Three Months Ended
	2021	2020

Licensed software	$161,661	$158,032
Technology resale	45,672	51,487
Subscriptions	99,812	94,385
Professional services	494,422	511,346
Managed services	317,376	309,354
Support and maintenance	263,324	273,681
Reimbursed travel	5,511	13,456

Total revenues	$1,387,778	$1,411,741

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three months ended March 31, 2021 and March 31, 2020
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended
	2021	2020

Operating expenses (GAAP)	$939,064	$978,949

Share-based compensation expense	(47,835)	(35,387)
Acquisition-related amortization	(12,196)	(17,128)
Organizational restructuring and other expense	(17,195)	(40,785)
COVID-19 related expense	(1,360)	(1,975)

Adjusted Operating Expenses (non-GAAP)	$860,478	$883,674

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended
	2021	2020

Operating earnings (GAAP)	$218,058	$178,376

Share-based compensation expense	47,835	35,387
Acquisition-related amortization	12,196	17,128
Organizational restructuring and other expense	17,195	40,785
COVID-19 related expense	1,360	1,975

Adjusted Operating Earnings (non-GAAP)	$296,644	$273,651

Operating Margin (GAAP)	15.71%	12.64%

Adjusted Operating Margin (non-GAAP)	21.38%	19.38%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended
	2021	2020

Net earnings (GAAP)	$172,252	$147,159

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	47,835	35,387
Acquisition-related amortization	12,196	17,128
Organizational restructuring and other expense	17,195	40,785
COVID-19 related expense	1,360	1,975
Investment gains	—	(477)

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(16,850)	(17,259)
Share-based compensation permanent tax items	1,411	(5,311)
Valuation allowance on net operating loss carryforwards	—	3,318

Adjusted Net Earnings (non-GAAP)	$235,399	$222,705

Diluted weighted average shares outstanding	308,031	312,240

Diluted earnings per share (GAAP)	$0.56	$0.47

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.76	$0.71

FREE CASH FLOW

(In thousands)	Three Months Ended
	2021	2020

Cash flows from operating activities (GAAP)	$450,434	$283,506
Capital purchases	(75,925)	(49,248)
Capitalized software development costs	(83,550)	(73,855)
Free Cash Flow (non-GAAP)	$290,959	$160,403

Cash flows from investing activities (GAAP)	$(182,185)	$(136,611)

Cash flows from financing activities (GAAP)	$117,115	$(295,961)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) the income tax effect of the aforementioned items, (vii) share-based compensation permanent tax items, and (viii) a valuation allowance on net operating loss carryforwards.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2021	2020

Sales and client service	$23,139	$14,902
Software development	6,118	4,269
General and administrative	18,578	16,216
Total share-based compensation expense	$47,835	$35,387

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2021	2020

Sales and client service	$(3,144)	$933
General and administrative	20,339	39,852
Total organizational restructuring and other expense	$17,195	$40,785

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2021	2020

Sales and client service	$504	$1,955
Software development	33	—
General and administrative	823	20
Total COVID-19 related expense	$1,360	$1,975

Investment gains - Consists of an unrealized gain recognized in the first quarter of 2020 on one of our equity investments, which was accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded this gain as we believe the amount of such gain does not directly correlate to the underlying performance of our business operations in the period recorded. Such gain is included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of a valuation allowance on net operating loss carryforwards of $3.318 million recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on net operating loss carryforwards - Consists of a valuation allowance recorded against certain deferred tax assets related to net operating loss carryforwards in a non-U.S. tax jurisdiction where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2021 and December 31, 2020
(unaudited)

(In thousands)	2021	2020

Assets
Current assets:
Cash and cash equivalents	$997,861	$615,615
Short-term investments	476,362	442,473
Receivables, net	1,175,139	1,168,712
Inventory	30,442	23,027
Prepaid expenses and other	375,376	401,160

Total current assets	3,055,180	2,650,987

Property and equipment, net	1,803,027	1,804,083
Right-of-use assets	102,871	104,536
Software development costs, net	1,028,513	1,009,349
Goodwill	912,043	914,520
Intangible assets, net	316,368	329,249
Long-term investments	492,704	510,220
Other assets	197,704	198,152

Total assets	$7,908,410	$7,521,096

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$279,256	$235,755
Current installments of long-term debt	225,000	—
Deferred revenue	407,736	393,293
Accrued payroll and tax withholdings	313,184	309,814
Other current liabilities	237,964	229,764

Total current liabilities	1,463,140	1,168,626

Long-term debt	1,611,102	1,336,069
Deferred income taxes	372,037	376,035
Other liabilities	149,694	157,799

Total liabilities	3,595,973	3,038,529

Shareholders' Equity:
Common stock	3,740	3,732
Additional paid-in capital	2,368,227	2,288,806
Retained earnings	6,580,612	6,475,551
Treasury stock	(4,514,718)	(4,164,718)
Accumulated other comprehensive loss, net	(125,424)	(120,804)

Total shareholders' equity	4,312,437	4,482,567

Total liabilities and shareholders' equity	$7,908,410	$7,521,096

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2021 and March 31, 2020
(unaudited)

	Three Months Ended
(In thousands)	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$172,252	$147,159
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	175,313	172,646
Share-based compensation expense	47,950	35,031
Provision for deferred income taxes	(2,829)	10,449
Investment gains	—	(477)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(12,301)	(22,774)
Inventory	(7,411)	(296)
Prepaid expenses and other	24,173	(13,681)
Accounts payable	30,118	8,539
Accrued income taxes	21,378	1,105
Deferred revenue	14,768	(42,310)
Other accrued liabilities	(12,977)	(11,885)

Net cash provided by operating activities	450,434	283,506

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(75,925)	(49,248)
Capitalized software development costs	(83,550)	(73,855)
Purchases of investments	(321,670)	(39,194)
Sales and maturities of investments	306,935	36,112
Purchase of other intangibles	(7,975)	(9,682)
Acquisition of businesses, net of cash acquired	—	(744)

Net cash used in investing activities	(182,185)	(136,611)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	500,000	300,000
Proceeds from exercise of stock options	36,514	118,203
Payments to taxing authorities in connection with shares directly withheld from associates	(4,897)	(4,517)
Treasury stock purchases	(341,715)	(650,000)
Dividends paid	(67,477)	(56,047)
Other	(5,310)	(3,600)

Net cash provided by (used in) financing activities	117,115	(295,961)

Effect of exchange rate changes on cash and cash equivalents	(3,118)	(7,365)

Net increase (decrease) in cash and cash equivalents	382,246	(156,431)
Cash and cash equivalents at beginning of period	615,615	441,843

Cash and cash equivalents at end of period	$997,861	$285,412